Exhibit 99.1

Investor Contact : Jay Spitzer

Investor.Relations@Adtalem.com

+1 312-906-6600

Media Contact: Jason Carr

AdtalemMedia@Adtalem.com

+1 773-858-7932

Adtalem Global Education Announces Exceptional Fiscal Year 2025 Results;

Initiates Fiscal Year 2026 Guidance

Total enrollment up 10.2% YoY for fourth quarter 2025

Revenue up 12.9% YoY for fiscal 2025

Fiscal 2025 diluted earnings per share $6.18; Adjusted EPS $6.67, growth of 33.1% YoY

Fourth quarter highlights

●	Revenue $457.1 million, up 11.5% year-over-year
●	Total student enrollment 91,780, up 10.2% year-over-year
●	Chamberlain tenth straight quarter of total enrollment growth, up 5.8% year-over-year
●	Walden eighth straight quarter of total enrollment growth, up 15.0% year-over-year
●	Medical and Veterinary sustained total enrollment growth, up 1.0% year-over-year
●	GAAP net income $54.2 million; adjusted EBITDA $110.2 million, up 13.2% year-over-year

Fiscal year highlights

●	Revenue $1,788.3 million, up 12.9% year-over-year
●	Chamberlain achieved record total enrollment, more than 40,500 enrolled
●	Walden total enrollment up double digits every quarter, achieving more than 48,500 enrolled
●	Medical and Veterinary approx. 5,000 students enrolled on average
●	Growth with Purpose momentum, GAAP net income $237.1 million; adjusted EBITDA $459.7 million, up 21.8% year-over-year

Fiscal year capital allocation

●	Repurchased $211 million of shares completing prior authorization; new $150 million Board authorization through May 2028
●	Repriced $253 million Term Loan B on Aug. 21, 2024, reducing interest rate by 75 bps; repaid $100 million of outstanding Term Loan B balance on Jan. 17, 2025
●	Net leverage 0.8x as of June 30, 2025

Fiscal year ‘26 guidance

●	Revenue $1,900 million to $1,940 million
●	Adjusted earnings per share $7.60 to $7.90

CHICAGO – Aug. 7, 2025 – Adtalem Global Education Inc. (NYSE: ATGE), the leading healthcare educator in the United States, today reported fourth quarter and fiscal 2025 results (ended June 30, 2025) achieving exceptional results through sustained total enrollment growth, increased operational efficiency and strong student outcomes through disciplined strategic execution.

“Fiscal 2025 marked a defining moment for Adtalem—an inflection point that demonstrated the strength and scaled ability of our Growth with Purpose strategy,” said Steve Beard, chairman and chief executive officer of Adtalem Global Education. “We delivered strong financial results while deepening our impact—graduating more healthcare professionals into roles where they’re urgently needed. Our disciplined investments and student outcomes, coupled with strategic partnerships, are creating repeatable high return pathways from education to employment. With a resilient operating model and growing momentum, we are well-positioned to sustain performance and deliver long-term value for our students, shareholders and the U.S. healthcare system.”

Financial Highlights

Selected financial data for the three months ended June 30, 2025:

●	Revenue was $457.1 million, an increase of 11.5% compared with the prior year.
●	Operating income was $76.9 million, compared with $68.5 million in the prior year; adjusted operating income was $87.5 million, compared with $80.1 million in the prior year.
●	Net income was $54.2 million, compared with $49.4 million in the prior year; adjusted net income was $62.4 million, compared with $52.8 million in the prior year.
●	Diluted earnings per share was $1.44, compared with $1.28 in the prior year; adjusted earnings per share was $1.66, compared with $1.37 in the prior year.
●	Adjusted EBITDA was $110.2 million, compared with $97.4 million in the prior year; adjusted EBITDA margin was 24.1%, compared with 23.8% in the prior year.

Selected financial data for the fiscal year ended June 30, 2025:

●	Revenue was $1,788.3 million, an increase of 12.9% compared with the prior year.
●	Operating income was $341.5 million, compared with $217.1 million in the prior year; adjusted operating income was $370.2 million, compared with $308.8 million in the prior year.
●	Net income was $237.1 million, compared with $136.8 million in the prior year; adjusted net income was $255.6 million, compared with $201.8 million in the prior year.
●	Diluted earnings per share was $6.18, compared with $3.39 in the prior year; adjusted earnings per share was $6.67, compared with $5.01 in the prior year.
●	Adjusted EBITDA was $459.7 million, compared with $377.5 million in the prior year; adjusted EBITDA margin was 25.7%, compared with 23.8% in the prior year.

Business Highlights

●	Chamberlain University and SSM Health announced the Aspiring Nurse Program – a groundbreaking partnership designed to address critical healthcare workforce needs. The innovative partnership funds nursing education[1], enhances clinical readiness and creates a pathway to employment across SSM Health’s care sites in Missouri, Oklahoma, Illinois and Wisconsin. The partnership offers a direct, employment-focused pathway for aspiring nurses, creating a sustainable talent pipeline that will graduate more than 400 new nurses annually.
●	Walden University and Chamberlain University earned the prestigious "Opportunity Colleges and Universities" designation in the 2025 Carnegie Classification. This selective recognition from the Carnegie Foundation and American Council on Education, awarded to only 16% of institutions assessed, confirms Chamberlain and Walden’s ability to serve broad student populations while delivering strong economic outcomes for graduates.
●	Walden University’s Doctor of Social Work (DSW) program has achieved accreditation by the Council on Social Work Education (CSWE), making it one of only four DSW programs in the U.S. to receive this recognition. This accreditation validates the quality of the DSW program and the professional excellence of its graduates.
●	Adtalem’s Medical and Veterinary schools (American University of the Caribbean School of Medicine, Ross University School of Medicine and Ross University School of Veterinary Medicine) graduated more than 1,100 students in fiscal year 2025. Medical students from 42 states and 30 countries and veterinary students from 43 states and four countries, were amongst the graduating class.[2]
●	American University of the Caribbean School of Medicine (AUC) has collaborated with Massachusetts General Hospital Institute of Health Professions (MGH Institute of Health Professions) to create the MGHIHP-AUC-Gateway for Innovation Careers in Medical Technology (“MAGIC”) partnership, providing AUC students the ability to pursue a Master’s in Healthcare Data Analytics (MSDA) which can be completed while students complete their Doctor of Medicine (MD) degree. The partnership places AUC students and alumni at the forefront of the AI digital transformation in healthcare, shaping the future of medicine.

Segment Highlights

Chamberlain

$ in millions	Three Months Ended June 30,			Year Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Revenue	$184.3	$167.0	10.3%	$725.8	$633.5	14.6%
Operating Income	$35.7	$40.5	(11.7)%	$151.5	$137.8	9.9%
Adj. Operating Income	$35.7	$40.5	(11.7)%	$153.4	$137.8	11.3%
Adj. EBITDA	$45.0	$47.3	(4.8)%	$191.4	$166.2	15.2%
Total Students (3)	38,891	36,750	5.8%

●	Total student enrollment increased 5.8% compared with the prior year, driven by continued growth in pre-licensure and post-licensure nursing programs.

Walden

$ in millions	Three Months Ended June 30,			Year Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Revenue	$182.2	$156.3	16.6%	$693.4	$595.3	16.5%
Operating Income	$44.0	$30.1	46.3%	$177.9	$77.2	130.5%
Adj. Operating Income	$46.8	$37.4	25.1%	$183.6	$130.5	40.6%
Adj. EBITDA	$52.7	$41.1	28.0%	$206.5	$146.8	40.7%
Total Students (3)	48,116	41,845	15.0%

●	Total student enrollment increased 15.0% compared with prior year, driven by growth in healthcare and non-healthcare programs.

Medical and Veterinary

$ in millions	Three Months Ended June 30,			Year Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Revenue	$90.6	$86.6	4.7%	$369.1	$355.8	3.7%
Operating Income	$14.9	$11.9	24.7%	$68.8	$71.1	(3.2)%
Adj. Operating Income	$15.1	$12.0	25.8%	$69.3	$71.5	(3.2)%
Adj. EBITDA	$20.0	$16.5	21.7%	$88.8	$88.9	(0.1)%
Total Students (3)	4,773	4,726	1.0%

●	Total student enrollment increased 1.0% compared with the prior year, driven by growth at medical and veterinary.

Fiscal Year 2026 Outlook

Adtalem initiates guidance for fiscal year 2026, revenue in the range of $1,900 million to $1,940 million, approximately 6.0% to 8.5% growth year-over-year. Adjusted earnings per share to be in the range of $7.60 to $7.90, approximately 14.0% to 18.5% growth year-over-year.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fourth quarter and fiscal year 2025 results today at 4:00 p.m. CT (5:00 p.m. ET).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) and stating “Adtalem earnings call” or by using conference ID: 13754556. The call will be simulcast through the Adtalem investor relations website at: https://investors.adtalem.com.

Adtalem will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13754556, or visit the Adtalem investor relations website.

About Adtalem Global Education

Adtalem Global Education is the leading provider of healthcare education in the U.S., shaping the future of healthcare by preparing a workforce with high-quality academic programs. We innovate education pathways, align with industry needs and empower individuals to reach their full potential. Our commitment to excellence and access is reflected in our expansive network of institutions, serving over 90,000 students and supported by a strong community of approximately 365,000 alumni and nearly 10,000 dedicated employees. Visit Adtalem.com for more information and follow us on LinkedIn, Instagram and Facebook.

Cautionary Disclosure Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Adtalem’s future growth. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “potential,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. Important factors that could cause actual results to differ materially from the expectations expressed or implied by our forward-looking statements are disclosed in Item 1A. “Risk Factors,” of our Annual Report on Form 10-K. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned to not place undue reliance on such forward-looking statements. We caution you that these factors, performance or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements are based on information available to use as of the date any such statements are made, and Adtalem assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Adtalem's results in accordance with GAAP.

1 For students who apply and qualify after graduating, passing NCLEX and fulfilling employment obligations with SSM Health of up to 4 years. Full coverage requires funding 100% of tuition and fees with student loans.

2 States include the District of Columbia; countries based on student citizenship.

3 Represents total students attending sessions during each institution’s most recent enrollment period in Q4 FY 2025 and Q4 FY 2024.

###

Adtalem Global Education Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except par value)

	June 30,
	2025	2024
Assets:
Current assets:
Cash and cash equivalents	$199,601	$219,306
Restricted cash	1,563	1,896
Accounts and financing receivables, net	146,189	126,833
Prepaid expenses and other current assets	68,837	70,050
Total current assets	416,190	418,085
Noncurrent assets:
Property and equipment, net	256,131	248,524
Operating lease assets	191,194	176,755
Deferred income taxes	32,956	49,088
Intangible assets, net	765,474	776,694
Goodwill	961,262	961,262
Other assets, net	129,145	103,184
Assets held for sale	—	7,825
Total noncurrent assets	2,336,162	2,323,332
Total assets	$2,752,352	$2,741,417
Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$105,017	$102,626
Accrued payroll and benefits	76,374	71,373
Accrued liabilities	77,286	96,957
Deferred revenue	214,091	185,272
Current operating lease liabilities	35,159	31,429
Total current liabilities	507,927	487,657
Noncurrent liabilities:
Long-term debt	552,669	648,712
Long-term operating lease liabilities	186,172	167,712
Deferred income taxes	31,856	29,526
Other liabilities	40,103	38,675
Total noncurrent liabilities	810,800	884,625
Total liabilities	1,318,727	1,372,282
Commitments and contingencies
Total shareholders' equity	1,433,625	1,369,135
Total liabilities and shareholders' equity	$2,752,352	$2,741,417

Adtalem Global Education Inc.

Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$457,106	$409,907	$1,788,290	$1,584,652
Operating cost and expense:
Cost of educational services	198,930	182,540	771,430	698,548
Student services and administrative expense	180,863	154,597	672,004	632,965
Restructuring expense	388	653	3,314	1,870
Business integration expense	—	3,594	—	34,215
Total operating cost and expense	380,181	341,384	1,446,748	1,367,598
Operating income	76,925	68,523	341,542	217,054
Interest expense	(10,853)	(14,749)	(52,318)	(63,659)
Other income, net	2,511	1,894	9,290	10,542
Income from continuing operations before income taxes	68,583	55,668	298,514	163,937
Provision for income taxes	(14,121)	(5,068)	(65,837)	(26,224)
Income from continuing operations	54,462	50,600	232,677	137,713
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(346)	(1,091)	5,870	(762)
Benefit from (provision for) income taxes	96	(90)	(1,482)	(174)
(Loss) income from discontinued operations	(250)	(1,181)	4,388	(936)
Net income and comprehensive income	$54,212	$49,419	$237,065	$136,777

Earnings (loss) per share:
Basic:
Continuing operations	$1.51	$1.34	$6.27	$3.49
Discontinued operations	$(0.01)	$(0.03)	$0.12	$(0.02)
Total basic earnings per share	$1.50	$1.31	$6.39	$3.47
Diluted:
Continuing operations	$1.45	$1.31	$6.07	$3.42
Discontinued operations	$(0.01)	$(0.03)	$0.11	$(0.02)
Total diluted earnings per share	$1.44	$1.28	$6.18	$3.39

Weighted-average shares outstanding:
Basic shares	36,034	37,642	37,085	39,413
Diluted shares	37,584	38,595	38,334	40,307

Adtalem Global Education Inc.

Consolidated Statements of Cash Flows
(unaudited)

(in thousands)

	Year Ended June 30,
	2025	2024
Operating activities:
Net income	$237,065	$136,777
(Income) loss from discontinued operations	(4,388)	936
Income from continuing operations	232,677	137,713
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	41,590	25,947
Amortization and impairments to operating lease assets	32,543	32,641
Depreciation	40,702	39,676
Amortization of acquired intangible assets	11,220	35,644
Amortization and write-off of debt discount and issuance costs	5,985	5,663
Provision for bad debts	63,237	53,175
Deferred income taxes	18,413	11,073
Loss on disposals and impairments of property and equipment	2,527	466
Gain on investments	(1,074)	(1,365)
Loss on assets held for sale	490	647
Changes in assets and liabilities:
Accounts and financing receivables	(80,820)	(76,355)
Prepaid expenses and other current assets	5,546	(8,781)
Cloud computing implementation assets	(32,823)	(27,154)
Accounts payable	140	18,330
Accrued payroll and benefits	5,144	19,422
Accrued liabilities	(15,948)	27,422
Deferred revenue	34,273	40,622
Operating lease liabilities	(24,792)	(36,692)
Other assets and liabilities	(5,296)	(9,727)
Net cash provided by operating activities-continuing operations	333,734	288,367
Net cash provided by operating activities-discontinued operations	4,165	7,408
Net cash provided by operating activities	337,899	295,775
Investing activities:
Capital expenditures	(50,327)	(48,893)
Proceeds from sales of marketable securities	3,120	1,732
Purchases of marketable securities	(2,048)	(689)
Proceeds from sale of assets	7,334	—
Net cash used in investing activities-continuing operations	(41,921)	(47,850)
Financing activities:
Proceeds from exercise of stock options	10,027	17,089
Employee taxes paid on withholding shares	(14,200)	(7,731)
Proceeds from stock issued under Colleague Stock Purchase Plan	1,282	810
Repurchases of common stock for treasury	(213,125)	(261,966)
Proceeds from issuance of long-term debt	9,873	1,896
Repayments of long-term debt	(109,873)	(51,896)
Net cash used in financing activities	(316,016)	(301,798)
Net decrease in cash, cash equivalents and restricted cash	(20,038)	(53,873)
Cash, cash equivalents and restricted cash at beginning of period	221,202	275,075
Cash, cash equivalents and restricted cash at end of period	$201,164	$221,202

Adtalem Global Education Inc.

Segment Revenue

(unaudited)

(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2025	2024	$	%	2025	2024	$	%
Revenue:
Chamberlain	$184,266	$167,035	$17,231	10.3%	$725,774	$633,522	$92,252	14.6%
Walden	182,193	156,309	25,884	16.6%	693,430	595,332	98,098	16.5%
Medical and Veterinary	90,647	86,563	4,084	4.7%	369,086	355,798	13,288	3.7%
Total consolidated revenue	$457,106	$409,907	$47,199	11.5%	$1,788,290	$1,584,652	$203,638	12.9%

Adtalem Global Education Inc.

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for restructuring expense, business integration expense, amortization of acquired intangible assets, write-off of debt discount and issuance costs, litigation reserve, asset impairments, loss on assets held for sale, debt modification costs, strategic advisory costs, tax benefit due to change in unrecognized tax benefits, and loss (income) from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: diluted earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for restructuring expense, business integration expense, amortization of acquired intangible assets, write-off of debt discount and issuance costs, litigation reserve, asset impairments, loss on assets held for sale, debt modification costs, strategic advisory costs, tax benefit due to change in unrecognized tax benefits, and loss (income) from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for restructuring expense, business integration expense, amortization of acquired intangible assets, litigation reserve, asset impairments, strategic advisory costs, loss on assets held for sale, and debt modification costs.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for loss (income) from discontinued operations, interest expense, other income, net, provision for income taxes, depreciation, amortization of acquired intangible assets, amortization of cloud computing implementation assets, stock-based compensation, restructuring expense, business integration expense, litigation reserve, asset impairments, strategic advisory costs, loss on assets held for sale, and debt modification costs. Provision for income taxes, interest expense, and other income, net is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with adjusted operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

●	Restructuring expense primarily related to workforce reductions, costs to exit certain course offerings, and prior real estate consolidations at Adtalem’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
●	Business integration expense includes expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business integration expense.
●	Amortization of acquired intangible assets.
●	Amortization of cloud computing implementation assets.

●	Write-off of debt discount and issuance costs related to prepayments of debt, reserves related to significant litigation, asset impairments related to adjusting certain operating lease assets and property and equipment as a result of adjusting carrying values to fair values, loss on assets held for sale related to adjusting those assets to estimated fair value less costs to sell, and debt modification costs related to refinancing our Term Loan B loan.
●	Strategic advisory costs related to expanding capabilities and bringing new capacities to market to further enhance our strategic position. We do not include normal, recurring, cash operating expenses in our strategic advisory costs.
●	Tax benefit due to change in unrecognized tax benefits.
●	Loss (income) from discontinued operations includes expense from ongoing litigation costs and settlements related to divestitures and the earn-outs we received.

Adtalem Global Education Inc.

Adjusted Operating Income

(unaudited)

(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2025	2024	$	%	2025	2024	$	%
Chamberlain:
Operating income	$35,739	$40,487	$(4,748)	(11.7)%	$151,455	$137,800	$13,655	9.9%
Restructuring expense	—	—	—		1,912	—	1,912
Adjusted operating income	$35,739	$40,487	$(4,748)	(11.7)%	$153,367	$137,800	$15,567	11.3%
Operating margin	19.4%	24.2%			20.9%	21.8%
Adjusted operating margin	19.4%	24.2%			21.1%	21.8%

Walden:
Operating income	$43,982	$30,058	$13,924	46.3%	$177,911	$77,179	$100,732	130.5%
Restructuring expense	—	—	—		—	(776)	776
Amortization of acquired intangible assets	2,805	7,348	(4,543)		11,220	35,644	(24,424)
Litigation reserve	—	—	—		(5,550)	18,500	(24,050)
Adjusted operating income	$46,787	$37,406	$9,381	25.1%	$183,581	$130,547	$53,034	40.6%
Operating margin	24.1%	19.2%			25.7%	13.0%
Adjusted operating margin	25.7%	23.9%			26.5%	21.9%

Medical and Veterinary:
Operating income	$14,864	$11,923	$2,941	24.7%	$68,798	$71,065	$(2,267)	(3.2)%
Restructuring expense	218	63	155		454	442	12
Adjusted operating income	$15,082	$11,986	$3,096	25.8%	$69,252	$71,507	$(2,255)	(3.2)%
Operating margin	16.4%	13.8%			18.6%	20.0%
Adjusted operating margin	16.6%	13.8%			18.8%	20.1%

Home Office:
Operating loss	$(17,660)	$(13,945)	$(3,715)	(26.6)%	$(56,622)	$(68,990)	$12,368	17.9%
Restructuring expense	170	590	(420)		948	2,204	(1,256)
Business integration expense	—	3,594	(3,594)		—	34,215	(34,215)
Asset impairments	—	—	—		6,442	—	6,442
Strategic advisory costs	6,900	—	6,900		12,000	—	12,000
Loss on assets held for sale	490	—	490		490	647	(157)
Debt modification costs	—	—	—		712	848	(136)
Adjusted operating loss	$(10,100)	$(9,761)	$(339)	(3.5)%	$(36,030)	$(31,076)	$(4,954)	(15.9)%

Adtalem Global Education:
Operating income (GAAP)	$76,925	$68,523	$8,402	12.3%	$341,542	$217,054	$124,488	57.4%
Restructuring expense	388	653	(265)		3,314	1,870	1,444
Business integration expense	—	3,594	(3,594)		—	34,215	(34,215)
Amortization of acquired intangible assets	2,805	7,348	(4,543)		11,220	35,644	(24,424)
Litigation reserve	—	—	—		(5,550)	18,500	(24,050)
Asset impairments	—	—	—		6,442	—	6,442
Strategic advisory costs	6,900	—	6,900		12,000	—	12,000
Loss on assets held for sale	490	—	490		490	647	(157)
Debt modification costs	—	—	—		712	848	(136)
Adjusted operating income (non-GAAP)	$87,508	$80,118	$7,390	9.2%	$370,170	$308,778	$61,392	19.9%
Operating margin (GAAP)	16.8%	16.7%			19.1%	13.7%
Adjusted operating margin (non-GAAP)	19.1%	19.5%			20.7%	19.5%

Adtalem Global Education Inc.

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2025	2024	$	%	2025	2024	$	%
Chamberlain:
Adjusted operating income (GAAP)	$35,739	$40,487	$(4,748)	(11.7)%	$153,367	$137,800	$15,567	11.3%
Depreciation	5,503	4,912	591		21,687	18,752	2,935
Amortization of cloud computing implementation assets	780	382	398		3,033	1,332	1,701
Stock-based compensation	3,019	1,512	1,507		13,309	8,303	5,006
Adjusted EBITDA (non-GAAP)	$45,041	$47,293	$(2,252)	(4.8)%	$191,396	$166,187	$25,209	15.2%
Adjusted EBITDA margin (non-GAAP)	24.4%	28.3%			26.4%	26.2%

Walden:
Adjusted operating income (GAAP)	$46,787	$37,406	$9,381	25.1%	$183,581	$130,547	$53,034	40.6%
Depreciation	1,993	1,654	339		7,421	7,389	32
Amortization of cloud computing implementation assets	760	385	375		3,002	1,331	1,671
Stock-based compensation	3,123	1,703	1,420		12,477	7,525	4,952
Adjusted EBITDA (non-GAAP)	$52,663	$41,148	$11,515	28.0%	$206,481	$146,792	$59,689	40.7%
Adjusted EBITDA margin (non-GAAP)	28.9%	26.3%			29.8%	24.7%

Medical and Veterinary:
Adjusted operating income (GAAP)	$15,082	$11,986	$3,096	25.8%	$69,252	$71,507	$(2,255)	(3.2)%
Depreciation	2,755	3,086	(331)		10,853	11,983	(1,130)
Amortization of cloud computing implementation assets	306	138	168		1,208	469	739
Stock-based compensation	1,873	1,243	630		7,486	4,930	2,556
Adjusted EBITDA (non-GAAP)	$20,016	$16,453	$3,563	21.7%	$88,799	$88,889	$(90)	(0.1)%
Adjusted EBITDA margin (non-GAAP)	22.1%	19.0%			24.1%	25.0%

Home Office:
Adjusted operating loss	$(10,100)	$(9,761)	$(339)	(3.5)%	$(36,030)	$(31,076)	$(4,954)	(15.9)%
Depreciation	184	145	39		741	1,552	(811)
Stock-based compensation	2,394	2,084	310		8,318	5,189	3,129
Adjusted EBITDA	$(7,522)	$(7,532)	$10	0.1%	$(26,971)	$(24,335)	$(2,636)	(10.8)%

Adtalem Global Education:
Net income (GAAP)	$54,212	$49,419	$4,793	9.7%	$237,065	$136,777	$100,288	73.3%
Loss (income) from discontinued operations	250	1,181	(931)		(4,388)	936	(5,324)
Interest expense	10,853	14,749	(3,896)		52,318	63,659	(11,341)
Other income, net	(2,511)	(1,894)	(617)		(9,290)	(10,542)	1,252
Provision for income taxes	14,121	5,068	9,053		65,837	26,224	39,613
Depreciation and amortization	15,086	18,050	(2,964)		59,165	78,452	(19,287)
Stock-based compensation	10,409	6,542	3,867		41,590	25,947	15,643
Restructuring expense	388	653	(265)		3,314	1,870	1,444
Business integration expense	—	3,594	(3,594)		—	34,215	(34,215)
Litigation reserve	—	—	—		(5,550)	18,500	(24,050)
Asset impairments	—	—	—		6,442	—	6,442
Strategic advisory costs	6,900	—	6,900		12,000	—	12,000
Loss on assets held for sale	490	—	490		490	647	(157)
Debt modification costs	—	—	—		712	848	(136)
Adjusted EBITDA (non-GAAP)	$110,198	$97,362	$12,836	13.2%	$459,705	$377,533	$82,172	21.8%
Adjusted EBITDA margin (non-GAAP)	24.1%	23.8%			25.7%	23.8%

Adtalem Global Education Inc.

Adjusted Earnings

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (GAAP)	$54,212	$49,419	$237,065	$136,777
Restructuring expense	388	653	3,314	1,870
Business integration expense	—	3,594	—	34,215
Amortization of acquired intangible assets	2,805	7,348	11,220	35,644
Write-off of debt discount and issuance costs, litigation reserve, asset impairments, loss on assets held for sale, and debt modification costs	490	—	3,832	21,108
Strategic advisory costs	6,900	—	12,000	—
Tax benefit due to change in unrecognized tax benefits	—	(5,657)	—	(5,657)
Income tax impact on non-GAAP adjustments (1)	(2,602)	(3,749)	(7,423)	(23,104)
Loss (income) from discontinued operations	250	1,181	(4,388)	936
Adjusted net income (non-GAAP)	$62,443	$52,789	$255,620	$201,789

(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Diluted earnings per share (GAAP)	$1.44	$1.28	$6.18	$3.39
Effect on diluted earnings per share:
Restructuring expense	0.01	0.02	0.09	0.05
Business integration expense	—	0.09	—	0.85
Amortization of acquired intangible assets	0.07	0.19	0.29	0.88
Write-off of debt discount and issuance costs, litigation reserve, asset impairments, loss on assets held for sale, and debt modification costs	0.01	—	0.10	0.52
Strategic advisory costs	0.18	—	0.31	—
Tax benefit due to change in unrecognized tax benefits	—	(0.15)	—	(0.14)
Income tax impact on non-GAAP adjustments (1)	(0.07)	(0.10)	(0.19)	(0.57)
Loss (income) from discontinued operations	0.01	0.03	(0.11)	0.02
Adjusted earnings per share (non-GAAP)	$1.66	$1.37	$6.67	$5.01
Diluted shares used in non-GAAP EPS calculation	37,584	38,595	38,334	40,307

Note: May not sum due to rounding.

(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.

Free Cash Flow

(unaudited)

(in thousands)

	Twelve Months Ended
	FY24	FY25	FY25	FY25	FY25
	Q4	Q1	Q2	Q3	Q4
Net cash provided by operating activities-continuing operations (GAAP)	$288,367	$291,820	$281,971	$335,069	$333,734
Capital expenditures	(48,893)	(48,873)	(50,375)	(47,914)	(50,327)
Free cash flow (non-GAAP)	$239,474	$242,947	$231,596	$287,155	$283,407

Adtalem Global Education Inc.

Net Leverage

(unaudited)

(in thousands)

Year Ended
June 30, 2025
Adtalem Global Education:
Net income (GAAP)	$237,065
Net income from discontinued operations	(4,388)
Interest expense	52,318
Other income, net	(9,290)
Provision for income taxes	65,837
Depreciation and amortization	59,165
Stock-based compensation	41,590
Restructuring expense	3,314
Litigation reserve	(5,550)
Asset impairments	6,442
Strategic advisory costs	12,000
Loss on assets held for sale	490
Debt modification costs	712
Adjusted EBITDA (non-GAAP)	$459,705

June 30, 2025
Long-term debt	$558,283
Less: Cash and cash equivalents	(199,601)
Net debt (non-GAAP)	$358,682

Net leverage (non-GAAP)	0.8 x